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                                                                   EXHIBIT 16.1

                         [DELOITTE & TOUCHE LETTERHEAD]


July 25, 2000



Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments under the heading "Change of Auditors" in the Form of S-1 Synapse Group, Inc. dated on or about July 25, 2000.

Very truly yours,

/s/ Deloitte & Touche LLP